UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                        ______________________________

                                   FORM 8-K
                               CURRENT REPORT


                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  June 7, 2005


                                   0-15898
                          (Commission File Number)

                       ______________________________

                     CASUAL MALE RETAIL GROUP, INC.
        (Exact name of registrant as specified in its charter)

      Delaware                                             04-2623104
(State of Incorporation)                                 (IRS Employer
                                                      Identification Number)


              555 Turnpike Street, Canton, Massachusetts 02021
            (Address of registrant's principal executive office)


                              (781) 828-9300
                     (Registrant's telephone number)
                      ______________________________


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))



ITEM 1.01	Entry Into a Definitive Material Contract

On June 7, 2005, the Compensation Committee of the Board of Directors of Casual Male Retail Group, Inc. (the "Company") approved an Executive Incentive Program for the fiscal year ending January 29, 2006 (the "2005 Program").

Eligible participants under the 2005 Program are (i) David A. Levin, President and Chief Executive Officer of the Company, (ii) Dennis R. Hernreich, Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer of the Company and (iii) Jewelcor Management Inc. ("JMI"), which has had an ongoing consulting arrangement with the Company since 1999. Seymour Holtzman is the president and chief executive officer, and indirectly, with his wife, the primary shareholder of JMI.

Under the 2005 Program, each participant is eligible to receive a cash bonus, based on a percentage of such participant's annual salary (in the case of Messrs. Levin and Hernreich) or annual consulting fee (in the case of JMI), if certain performance targets are achieved in fiscal 2005. Specifically, the performance targets relate to sales and EBITDA (as defined in the 2005 Program).

A copy of the 2005 Program is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

	(c) Exhibits

Exhibit No.      Description
-----------       ------------
10.1              Casual Male Retail Group, Inc. Executive Incentive Program
                  for the fiscal year ending January 29, 2006.





























                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              CASUAL MALE RETAIL GROUP, INC.

                                              By: /s/ Dennis R. Hernreich
						          ---------------------------
                                              Name:  Dennis R. Hernreich
                                              Title: Executive Vice President
                                                     and Chief Financial Officer


Date:  June 9, 2005